Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2004, relating to the financial statements and related financial statement schedule of Ford Motor Company (the "Company"), which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
March 12, 2004